Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Jim Greffet (317) 383-9935 greffet_james_f@elanco.com

Media Contact: Colleen Parr Dekker (317) 989-7011 colleen_parr_dekker @elanco.com

Elanco Announces 2020 Financial Guidance

•	2020 revenue is expected to be between $3.05 billion and $3.11 billion.

•	Earnings per share (EPS) for 2020 are expected to be in the range of $0.04 to $0.16 on a reported basis and $1.09 to $1.16 on an adjusted basis.

•	China regulatory clearance received for acquisition of Bayer AG’s animal health business. Additional antitrust discussions progressing as expected.

GREENFIELD, IND. (January 10, 2020) – Elanco Animal Health Incorporated (NYSE: ELAN) today announced its initial financial guidance for 2020, including total revenue expectations in the range of $3.05 billion to $3.11 billion, and Core Revenue, which excludes strategic exits, in the range of $3.00 billion to $3.06 billion. Elanco also expects earnings per share (EPS) for 2020 to be in the range of $0.04 to $0.16 on a reported basis and $1.09 to $1.16 on an adjusted basis. These revenue and EPS expectations are for stand-alone Elanco only, including full year revenues for products that may be divested, and do not include any expected revenues from the Bayer animal health business or impact of transactions related to the acquisition, such as potential issuance of additional shares.

While our audit for FY2019 is not yet complete, the anticipated results are consistent with the November guidance, trending toward the low end of previously issued Revenue and EPS Guidance ranges. In our anticipated FY2019 results, Elanco continued to grow revenue and expand margins, largely driven by the strength of Elanco’s targeted growth categories, the portfolio of newly launched products, strategic business development and a sharp focus on execution. This performance was offset by nearly $100 million of revenue headwinds from environmental issues that arose during the year, including African Swine Fever, the Australian drought and others.

“In the past year, Elanco has become a stronger, faster and more fit-for-purpose organization, leveraging the advantage of a singular focus on animal health and a portfolio approach to drive growth,” said Jeff Simmons, president and CEO of Elanco. “This is a resilient, diverse and durable business that grew in 2019 despite significant environmental pressures, including one of the most significant animal disease epidemics in decades. As we move into 2020 our focus continues to be on execution, balanced progress and building Elanco from strength to leadership.”

In 2020, Elanco expects to see the emergence of competitive elements the company has been planning for since before the IPO. The Elanco team remains focused on taking advantage of the opportunities for growth in the year. This includes:

•	leveraging and expanding the company’s newly launched innovation portfolio of products, which have been performing well and are early in their lifecycles.

•	resolving the contract manufacturing supply disruption.

•	actively expanding the reach of the companion animal business with a new specialty veterinary sales force and new capabilities to support changing pet owner preferences.

•	capitalizing on the increasing and shifting demand for animal protein, particularly in the poultry and aqua space by directing more investment to these opportunities.

“We built our 2020 plan to balance the strength of industry fundamentals with the external factors facing our business,” said Todd Young, chief financial officer at Elanco. “We are confident in our strategy to drive growth in 2020. Further, our productivity initiatives will enable us to drive EPS growth faster than sales. This year will build the foundation that positions Elanco for the next era of growth as a leading animal health company.”

The acquisition of the Bayer animal health business continues to advance. On January 9, 2020, Elanco received unconditional antitrust clearance from the Chinese competition authority (the State Administration for Market Regulation or “SAMR”) for the acquisition. Antitrust reviews are ongoing in other jurisdictions around the world.

“As we look at the Bayer transaction holistically, it is developing even better than originally expected back in August,” Simmons said. “In our view, Elanco stands as one of the companies with the most potential to create value for our customers, society and shareholders.”

2020 Guidance

Total Revenue (Core Revenue plus Strategic Exits)	$3.05 - $3.11 billion
Core Revenue (excluding Strategic Exits)	$3.00 - $3.06 billion
Strategic Exits	Approx. $0.05 billion
Reported EPS (GAAP)	$0.04 – $0.16
Adjusted EPS	$1.09 - $1.16

	Full-Year 2020 Guidance
Reported EPS (GAAP)	$0.04	to	$0.16
Amortization of intangible assets	0.55
Expenses associated with establishing stand-alone capabilities, severance and acquisitions	0.79 to 0.72
Subtotal	1.38 to 1.43
Tax impact of adjustments	(0.29) to (0.27)
Adjusted EPS	$1.09	To	$1.16

The 2020 guidance presented above is for stand-alone Elanco only, including full year revenues for products that may be divested, and does not include any expected revenues or expenses from the Bayer animal health business or impact of transactions related to the acquisition, such as potential issuance of additional shares.

WEBCAST & CONFERENCE CALL DETAILS

As previously announced, Elanco will host a webcast and conference call at 8:00 a.m. eastern today to discuss 2020 financial guidance and respond to questions from financial analysts. Investors, analysts, members of the media and the public may access the live webcast and accompanying slides by visiting the Elanco website at https://investor.elanco.com and selecting Events and Presentations. A replay of the webcast will be archived and made available a few hours after the event on the company's website, at https://investor.elanco.com/investor/events-and-presentations.

ABOUT ELANCO

Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries. With a 65-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees. At Elanco, we’re driven by our vision of food and companionship enriching life - all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements concerning our 2019 financial results, our 2020 guidance, our industry and our operations, performance and financial condition, including in particular, statements relating to our business, growth strategies, product development efforts and future expenses.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions including, but not limited to the following:

•	heightened competition, including from new innovation or generics;

•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•	changes in regulatory restrictions on the use of antibiotics in food animals;

•	our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

•	consolidation of our customers and distributors;

•	an outbreak of infectious disease carried by food animals;

•	the success of our R&D and licensing efforts;

•	our ability to complete acquisitions and successfully integrate the businesses we acquire, including the animal health business of Bayer AG (Bayer);

•	our ability to obtain financing for the acquisition of the Bayer animal health business on favorable terms;

•	misuse, off-label or counterfeiting use of our products;

•	unanticipated safety, quality or efficacy concerns associated with our products;

•	the impact of weather conditions and the availability of natural resources;

•	disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

•	the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of our trailing actual customer demand, which could lead to variations in quarterly revenue results;

•	risks related to our presence in emerging markets;

•	changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

•	the impact of global macroeconomic conditions; and

•	the effect on our business resulting from our separation from Eli Lilly and Co. (Lilly), including the various costs associated with transition to a standalone entity.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Anticipated 2019 Financial Results

The 2019 anticipated financial results discussed in this press release are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the three months and year ended December 31, 2019 and our actual results could be materially different from the anticipated financial results discussed in this press release. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2019, we and our auditors may identify items that would require us to make material adjustments to the anticipated financial results discussed in this press release. As a result, you should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not discussed. In addition, these anticipated financial results are not necessarily indicative of the results to be achieved in any future period.

Use of Non-GAAP Financial Measures:

We use non-GAAP financial measures, such as Core Revenue, which excludes strategic exits, and adjusted EPS to assess and analyze our operational results and trends.

We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.elanco.com. The primary material limitations associated with the use of such non-GAAP measures as compared to U.S. GAAP results include the following: (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they exclude financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) they may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits. These non-GAAP measures are not, and should not be viewed as, substitutes for U.S. GAAP reported measures. We encourage investors to review our unaudited condensed consolidated and combined financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.